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                                                                    EXHIBIT 99.1
                             OFFICER'S CERTIFICATE

                       ANNUAL STATEMENT AS TO COMPLIANCE


         Re: Norwest Bank, as Trustee for Sequoia Trust 2 ("Issuer"), Merrill Lynch Corporation ("Company"), Servicing Agreement dated as of March 7, 1997 ("Agreement")

          Pursuant to the above Agreement, the Company hereby states:

         1. A review of the activities of the Servicer during the 1997 calendar year and of its performance under the Agreement has been made under the supervision of each of the undersigned officers, and

         2. To the best of each such officer's knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement in all material respects throughout such year.


Dated:  March 25, 1998

                                  Merrill Lynch Credit Corporation


                                  By: /s/ Linzy S. Banks
                                     Linzy S. Banks
                                     Vice President


                                  By: /s John M. Wheeler
                                     John M. Wheeler
                                     Senior Vice President